Exhibit 99.1

Toshiba Memory and Western Digital to Jointly Invest in Flash

Manufacturing Facility in Kitakami, Japan

Initial Production to Begin in Calendar 2020

K1 facility (under construction)

TOKYO & SAN JOSE, Calif.—(BUSINESS WIRE)— Toshiba Memory Corporation and Western Digital Corp. (NASDAQ: WDC) have finalized a formal agreement to jointly invest in the “K1” manufacturing facility that Toshiba Memory is currently constructing in Kitakami, Iwate Prefecture, Japan.

The K1 facility will produce 3D flash memory to support growing demand for storage in applications such as data centers, smartphones and autonomous cars. Construction of the K1 facility is expected to be completed in the fall of calendar 2019. The companies’ joint capital investments in equipment for the K1 facility will enable initial production output of 96-layer 3D flash memory beginning in calendar 2020, with meaningful output expected to begin later in the year.

Toshiba Memory and Western Digital will continue to cultivate and extend their leadership in their respective memory businesses by actively developing initiatives aimed at strengthening technology competitiveness, advancing joint development of 3D flash memory, and making capital investments according to market trends.

“We are determined to demonstrate Toshiba Memory’s leadership in the market, including collaborating with Western Digital to actively execute initiatives that will strengthen our mutual competitiveness,” said Yasuo Naruke, President and CEO of Toshiba Memory. “We look forward to jointly developing 3D flash memory and carrying out investments tailored to promising market opportunities.”

“The agreement to jointly invest in the K1 facility marks the continuation of our highly successful collaboration with Toshiba Memory, which has fostered growth and innovation of NAND flash technology for two decades,” said Steve Milligan, chief executive officer of Western Digital. “Western Digital’s long-term investment strategy for the Kitakami site reflects our ongoing commitment to drive flash technology development and manufacturing along with Toshiba Memory. This expansion positions us well to provide the industry’s most competitive flash supply to meet long-term demand trends driven by the growing volume, velocity, variety and value of data.”

About Toshiba Memory

Toshiba Memory Corporation, a world leader in memory solutions, is dedicated to the development, production and sales of flash memory and SSDs. In April 2017, Toshiba Memory was spun off from Toshiba Corporation, the company that invented NAND flash memory in 1987. Toshiba Memory pioneers cutting-edge memory solutions and services that enrich people’s lives and expand society’s horizons. The company’s innovative 3D flash memory technology, BiCS FLASH™, is shaping the future of storage in high-density applications, including advanced smartphones, PCs, SSDs, automotive and data centers. For more information on Toshiba Memory, please visit https://business.toshiba-memory.com/en-jp/

About Western Digital

Western Digital creates environments for data to thrive. As a leader in data infrastructure, the company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the NAND flash memory joint venture; the construction and production schedule for the K1 facility; demand for flash memory; technology advancements; product portfolio; and market positioning. There are a number of risks and uncertainties that may cause these forward-looking statements to be inaccurate including, among others: uncertainties with respect to the NAND flash memory joint venture; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; the outcome of legal proceedings; and other risks and uncertainties listed in Western Digital’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s Form 10-Q filed with the SEC on May 7, 2019, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and neither Western Digital nor Toshiba Memory undertakes any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. All other marks are the property of their respective owners.

Contacts

Toshiba Memory Contacts:

Kota Yamaji

Public Relations & Investors Relations

Phone: +81-3-6478-2319

tmchq-tmchd-info@ml.toshiba.co.jp

Western Digital Contacts:

Jim Pascoe

Western Digital Media Relations

+1.408.717.6999

jim.pascoe@wdc.com

Peter Andrew

Western Digital Investor Relations

+1.949.672.9655

peter.andrew@wdc.com

Source: Western Digital Corp.